Exhibit 8.1

List of Significant Consolidated Entities of Noah Holdings Limited*

Name	Jurisdiction of Incorporation	Relationship with us
Shanghai Noah Rongyao Investment Consulting Co., Ltd.	China	Wholly-owned subsidiary
Shanghai Noah Financial Services Co., Ltd. (1)	China	Wholly-owned subsidiary
Kunshan Noah Xingguang Investment Management Co., Ltd.	China	Wholly-owned subsidiary
Noah Holdings (Hong Kong) Limited	Hong Kong	Wholly-owned subsidiary
Shanghai Rongyao Information Technology Co., Ltd.	China	Wholly-owned subsidiary
Noah Financial Express (Wuhu) Microfinance Co., Ltd.	China	Wholly-owned subsidiary
Tianjin Noah Wealth Management Consulting Co., Ltd.	China	Wholly-owned subsidiary
Noah Commercial Factoring Co., Ltd.	China	Wholly-owned subsidiary
Shanghai Noah Yijie Finance Technology Co., Ltd.	China	Majority-owned subsidiary
Shanghai Noah Investment Management Co., Ltd.	China	Consolidated affiliated entity
Noah Upright (Shanghai) Fund Investment Consulting Co., Ltd.	China	Consolidated affiliated entity
Shanghai Noah Rongyao Insurance Broker Co., Ltd.	China	Consolidated affiliated entity
Tianjin Gopher Asset Management Co., Ltd. (2)	China	Consolidated affiliated entity
Gopher Asset Management Co., Ltd. (3)	China	Consolidated affiliated entity
Wuhu Gopher Asset Management Co., Ltd.	China	Consolidated affiliated entity
Zhejiang Vanke Noah Assets Management Co., Ltd.	China	Consolidated affiliated entity
Shanghai Gopher Asset Management Co., Ltd.	China	Consolidated affiliated entity
Shanghai Gopher Blue Ray Investment Management Co., Ltd.	China	Consolidated affiliated entity

(1)	Formerly known as Shanghai Noah Yuanzheng Investment Consulting Co., Ltd., which name change that occurred on August 7, 2012.
(2)	Previously translated as “Tianjin Gefei Asset Management Co., Ltd.”
(3)	Previously translated as “Gefei Asset Management Co., Ltd.”
*	Other consolidated entities of Noah Holdings Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.